Exhibit 1.01

® RIBBON COMMUNICATIONS INC. CONFLICT MINERALS REPORT PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 ®

Ribbon Communications Inc. Conflict Minerals Report 2021 2021 Summary.................................................................................................................................3 Introduction......................................................................................................................................4 Company Overview...........................................................................................................................4 Conflict Minerals Policy....................................................................................................................4 Products Overview...........................................................................................................................4 Supply Chain and Reasonable Country of Origin Inquiry................................................................4 Due Diligence Process.....................................................................................................................5 Due Diligence Measures...................................................................................................................5 Establish Strong Company Management Systems.........................................................................5 Identify and Assess Risk in the Supply Chain.................................................................................6 Design and Implement a Strategy to Respond to Identified Risks.................................................7 Carry Out Independent Third-Party Audit of Supply Chain Due Diligence......................................7 Report on Supply Chain Due Diligence............................................................................................7 Due Diligence Results.......................................................................................................................8 Risk Mitigation Steps to Be Taken for 2022 Due Diligence.............................................................9 Audit................................................................................................................................................10 Annex A List of Smelters................................................................................................................11 Annex B List of Countries...............................................................................................................18 CONTENTS RIBBON COMMUNICATIONS INC. (“RIBBON”) presents this Conflict Minerals Report for the reporting period of January 1, 2021 to December 31, 2021 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission. This document represents Exhibit 1.01 to Form SD, the Conflict Minerals Report. 2

Ribbon Communications Inc. Conflict Minerals Report 2021 * Conflict Minerals Reporting Template ** Democratic Republic of the Congo 2021 SUMMARY 78 Suppliers completed CMRT in 2021 66% Of manufacturers are DRC Conflict Free 11% Of manufacturers are not affected 23% Of manufacturers are DRC Conflict Undeterminable 100% Of smelters who completed a CMRT filed an independent Form SD 27% More suppliers in scope for CMRT requests compared to 2020 19% Increase in the number of suppliers providing CMRTs in 2021 compared to 2020 100% Of smelters who completed a CMRT maintain a responsible minerals sourcing policy and conduct due diligence with their suppliers Representing 100% of in-scope suppliers requested to complete Conflict Minerals Reporting Template (CMRT) 858 Total suppliers 3

Ribbon Communications Inc. Conflict Minerals Report 2021 4 Introduction This report for the year ended December 31, 2021 has been prepared by Ribbon Communications Inc. (the “Company”, “Ribbon”, “we,” “us,” or “our”) to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended. The Rule imposes certain disclosure and reporting obligations on companies that report with the SEC and which manufacture, or contract to have manufactured, products containing conflict minerals that are necessary to the functionality or production of those products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, “Conflict Minerals”). Ribbon has determined that some of the products that it manufactured or contracted to manufacture, and which continue to be manufactured or contracted to manufacture by Ribbon through the end of reporting year 2021 (“Ribbon Products”) include Conflict Minerals. Company Overview Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today’s smart, always-on and data- hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software- centric solutions, cloud-native offers, leading- edge security and analytics tools, along with IP and optical networking solutions for 5G. Ribbon maintains a keen focus on our commitments to Environmental, Social and Governance (ESG) matters and report to our stakeholders through our annual Sustainability Report. To learn more about Ribbon, please visit rbbn.com. Conflict Minerals Policy Ribbon has adopted a Conflict Minerals Policy and communicated such policy to its suppliers. This policy is available on the Investor Relations-Corporate Governance section of the Company’s website at https://investors. ribboncommunications.com/static-files/79ec23fd- 657e-4d9b-8d90-5e2daec9c183. Products Overview This report covers the following Ribbon Products that were manufactured in 2021 (the “2021 Ribbon Products”): SBCs, DSCs, Voice over IP (VoIP) trunking solutions, policy/routing servers, media and signaling gateways, including the GSX 9000 High-Density Media Gateway, Neptune, MSPP, Access, Apollo, Muse, Qualitech, Cyber, CESR, and network analytics tools. Supply Chain and Reasonable Country of Origin Inquiry Ribbon has determined that Conflict Minerals are necessary to the functionality or production of Ribbon Products manufactured or contracted to be manufactured during 2021. We utilize an outsourced supply chain model pursuant to which our contract manufacturers procure materials on our behalf. Our supply chain is multi-tiered, global and complex, and we outsource the manufacturing of our hardware products such that we are many steps removed from the mining and smelting or refining of Conflict Minerals. Therefore, we rely upon our suppliers to provide information on the

Ribbon Communications Inc. Conflict Minerals Report 2021 5 origin, source and chain of custody of the Conflict Minerals contained in product components and materials. Some of these suppliers may themselves purchase from lower tier suppliers and not directly from a miner, smelter or refiner. The Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of the Conflict Minerals in our 2021 Ribbon Products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”) and whether the Conflict Minerals are from recycled or scrap sources. Based on our RCOI, we know or have reason to believe that some of the Conflict Minerals in our 2021 Ribbon Products originated in the Covered Countries and are not from recycled or scrap sources. Ribbon’s RCOI measures included conducting a supply-chain survey with in-scope suppliers using the Responsible Minerals Initiative (“RMI”) Reporting Template (the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding the supplier’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the Template contains questions about the origin of Conflict Minerals included in the company’s products, as well as supplier due diligence. The Template was designed to provide companies with sufficient information regarding their suppliers’ practices with respect to the sourcing of Conflict Minerals to enable such companies to comply with the requirements of the Rule. Due Diligence Process In accordance with the Rule, Ribbon undertook due diligence on the source and chain of custody of the Conflict Minerals in the 2021 Ribbon Products that originated or may have originated in the Covered Countries. The Company’s due diligence measures were designed to conform, in all material respects, to the internationally recognized due diligence framework in The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements. Due Diligence Measures Ribbon performed the following due diligence measures in accordance with the OECD Guidance and the Rule: OECD Guidance Step 1: Establish Strong Company Management Systems Ribbon’s Conflict Minerals compliance efforts are overseen by the Company’s Vice President, Manufacturing, Operations and Supply Chain and its manufacturing department, and supported and sponsored by the Company’s engineering, audit and legal departments. Ribbon employees who are responsible for Conflict Minerals compliance have received training regarding Conflict Minerals compliance. The team was structured to ensure critical information, including our policies related to this subject matter, reached relevant employees and suppliers. To the extent red flags or other issues are identified in the supplier data acquisition or engagement processes, these issues and red flags will be addressed first by the responsible individuals within the engineering, audit and

Ribbon Communications Inc. Conflict Minerals Report 2021 6 legal departments, and, if deemed necessary, will then be reported to and reviewed by the Audit Committee (the “Audit Committee”) of the Board of Directors at regularly schedule meetings on an annual basis. Ribbon also engaged SiliconExpert Technologies, a provider of electronic component data and BOM Management software to the electronics industry (“SiliconExpert”), to assist with its Conflict Minerals compliance efforts. Frequent status meetings are held between Ribbon’s Conflict Minerals support team and SiliconExpert, with Ribbon management receiving status updates on progress and due diligence efforts on a regular and timely basis. In addition, Ribbon has a Conflict Minerals Policy and communicates such policy to its suppliers, which is available on our Investor Relations — Corporate Governance section of our website at https://investors.ribboncommunications. com/static-files/79ec23fd-657e-4d9b-8d90- 5e2daec9c183. To the extent any employee, officer or director has concerns or grievances about the Company’s potential use of Conflict Minerals, such individual is urged to contact his or her manager, the Company’s Chief Financial Officer, the General Counsel or other member of senior management, the Employee Hotline (which can be used on an anonymous basis) or the Audit Committee. Ribbon established documentation and record maintenance mechanisms to ensure the retention of information relevant to the Company’s Conflict Minerals Policy electronically. OECD Guidance Step 2: Identify and Assess Risk in the Supply Chain Ribbon reviewed the information reported on the Template by its suppliers and followed up with any additional questions. To the extent an in- scope supplier had follow-up questions, Ribbon responded with all requested information, including part numbers and manufacturing lots to identify how the supplies were used in the Ribbon Products. Untimely or incomplete responses as well as inconsistencies within the data reported by suppliers were addressed directly with respective suppliers to provide the required and/ or revised responses. Ribbon utilizes a series of escalating responses to address the failure of a supplier to provide the information required by the Template. Ribbon’s engineering, audit and legal departments manage the collection of information reported on the Template by its suppliers. Ribbon collected a list of smelters/processors that are in our supply chain for the Ribbon Products using the Template and reconciled this list to the list of smelter facilities designated by the Responsible Minerals Assurance Process (“RMAP”). Ribbon has provided that list in this report. Ribbon, through SiliconExpert, followed up with suppliers that did not respond initially to our requests to complete the Template.

Ribbon Communications Inc. Conflict Minerals Report 2021 7 OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks Ribbon adopted and used the Template to monitor and mitigate supply chain risk and took the steps described above. Ribbon worked with certain suppliers to better educate them on the Conflict Minerals process. Members of the Conflict Minerals team periodically report to senior management as well as the Audit Committee on program developments and progress. OECD Guidance Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence Given that we do not generally have a direct relationship with the smelters and refineries that process the Conflict Minerals that are present in our Ribbon Products, we rely on the RMI to conduct audits of and validate the conflict-free status of smelters and refineries that source from Covered Countries. We have not relied on supplier representations concerning the conflict status of their smelters, but have required industry certification such as through the RMAP before concluding that a smelter or refinery is conflict free. We understand that this program is continuing to audit smelters and refineries to add to its Conflict-Free Smelter List. OECD Guidance Step 5: Report on Supply Chain Due Diligence As required by the Rule, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2021 calendar year reporting period. In accordance with OECD Guidance and the Rule, this report is available on our Investor Relations-Corporate Governance section of our website at: https://investors.ribboncommunications.com/ corporate-governance/governance-highlights Due Diligence Results Ribbon contacted 100% of a total of 858 in-scope suppliers (excluding distributors and service providers) for the 2021 Ribbon Products and received some degree of a response all of them. Ribbon Supplier Outreach Overview: 2021 Total in-scope suppliers contacted 858 Manufacturers responding with latest CMRTs (6.2,6.01 or 6.10) 594 Manufacturers responding with earlier CMRTs (5.12 and older) 75 Manufacturers not providing CMRT responses 189 Overall response rate (all CMRT responses) 78% Approximately 78% of in-scope suppliers provided responses to the survey. The large majority of the completed responses received provided conflict mineral data and a declaration at a “Company Level” (supplier/ company declaration represents all the supplier’s products) or “Divisional Level” (supplier/company declaration represents all the supplier’s products from a division of the company). As a result, we are unable to determine whether any of the Conflict Minerals reported by the suppliers were contained in specific components or parts supplied to us with regard to Ribbon Products. Further, while our suppliers for the Ribbon Products identified certain of the smelters and refineries that provided Conflict Minerals, the responses did not provide specific information regarding the smelters or refineries of the Conflict Minerals in the particular components used in the 2021 Ribbon Products. Due to this lack of information, Ribbon is unable to determine with specificity the facilities used to process those necessary Conflict Minerals or their country of origin for the 2021 Ribbon Products.

Ribbon Communications Inc. Conflict Minerals Report 2021 8 Over the years, Ribbon has increased the pool of in-scope suppliers as business has expanded. Ribbon’s ability to secure responses from a greater number of suppliers is the result of consistent efforts to work effectively with suppliers to gain the required information. MANUFACTURERS PROVIDING CMRTS 499 467 486 560 669 2019 2018 2019 2020 2021 Given the higher number of suppliers, however, in 2021, the challenge of following up all details effectively with all manufacturers was significant. Therefore, the overall response rate dipped in 2021, but with continued efforts, Ribbon expects to increase this rate in the future. In 2021, the total number of in-scope manufacturers responding to Ribbon’s CMRT request increased by 19% versus 2020, and by more than 30% over the past five years. OVERVIEW OF CMRT OUTREACH AND RESPONSE RATE 531 508 546 675 858 2019 2018 2019 2020 2021 94% 92% 89% 83% 78% Based on the responses we received from our suppliers, however, we believe the facilities used to produce the Conflict Minerals in the 2021 Ribbon Products may include the smelters and refineries listed in Annex A. In addition, based on the supplier responses, we believe the countries of origin of the Conflict Minerals in the 2021 Ribbon Products may include those listed in Annex B.

Ribbon Communications Inc. Conflict Minerals Report 2021 9 SMELTER LOCATIONS China 25% Japan 13% Indonesia 8% USA 8% Rest of World (36 countries) 46% LOCATION OF MINES Europe 28% Asia 18% Rest of World 24% Africa 30% SMELTERS BY METALS MINED Tantalum 16% Gold 42% Tungsten 18% Tin 24% Smelters in our supplier base 238 40 Total smelters or refiners Countries from Risk Mitigation Steps to Be Taken for 2022 Due Diligence Ribbon intends to take the following steps, as appropriate, during the next compliance period to further improve our due diligence process and results and to further mitigate the risk that our necessary Conflict Minerals benefit armed groups in the DRC or adjoining countries: Continue to focus on additional ways to improve quality and quantity of supplier response rates; Continue to work with suppliers to better educate them on the process; Continue to compare survey results to information collected via independent conflict free smelter validation programs such as the RMAP; Work with our Contract Manufacturers to understand which suppliers they are purchasing from in a given year and use this data to more accurately use our resources when collecting CMRT Data;

Ribbon Communications Inc. Conflict Minerals Report 2021 10 Continue to adhere to the OECD Guidance; and Seek to work with suppliers who use appropriate due diligence methods and have continuous monitoring of both the direct and indirect supply chain to avoid procurement or use of Conflict Minerals. Audit An independent private sector audit was not required for reporting year 2021. Important Information Regarding Forward-Looking Statements The information in this report contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this report, including statements in the section “Risk Mitigation Steps to Be Taken for 2022 Due Diligence,” are forward- looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Ribbon therefore cautions readers against undue reliance on any of these forward-looking statements. Any forward-looking statement made by Ribbon in this report speaks only as of the date of this report. Additional information regarding these and other factors can be found in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2021. Ribbon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Documents Incorporated by Reference Unless otherwise stated herein, any documents, third party materials or references to websites (including Ribbon’s) are not incorporated by reference in, or considered to be a part of, this report unless expressly incorporated by reference herein.

Annex A List of Smelters

We present in this report a list of smelters or refineries provided by those suppliers who completed the smelter list on our Template, to the extent reasonably determinable, and that may have provided Conflict Minerals in any of the 2021 Ribbon Products.

The table below includes only facilities, to the extent known, that have been validated by the RMI as facilities that are certified Conflict-Free or are listed on the Template as a "known smelters or refineries".

Metal	Smelter Name	Smelter Country
Gold (Au)	8853 S.p.A.	ITALY
Tungsten (W)	A.L.M.T. Corp.	JAPAN
Tungsten (W)	ACL Metais Eireli	BRAZIL
Gold (Au)	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold (Au)	Agosi AG	GERMANY
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tin (Sn)	Alpha	UNITED STATES OF AMERICA
Tantalum (Ta)	AMG Brasil	BRAZIL
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND
Gold (Au)	Asahi Pretec Corp.	JAPAN
Gold (Au)	Asahi Refining Canada Ltd.	CANADA
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN
Tantalum (Ta)	Asaka Riken Co., Ltd.	JAPAN
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Gold (Au)	Aurubis AG	GERMANY
Gold (Au)	Bangalore Refinery	INDIA
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	Boliden AB	SWEDEN
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA
Gold (Au)	Cendres + Metaux S.A.	SWITZERLAND
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Gold (Au)	Chimet S.p.A.	ITALY
Tungsten (W)	China Molybdenum Tungsten Co., Ltd.	CHINA

Ribbon Communications Inc. Conflict Minerals Report 2021 11

Metal	Smelter Name	Smelter Country
Tin (Sn)	China Tin Group Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold (Au)	Chugai Mining	JAPAN
Tin (Sn)	CRM Synergies	SPAIN
Tungsten (W)	Cronimet Brasil Ltda	BRAZIL
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES OF AMERICA
Gold (Au)	DODUCO Contacts and Refining GmbH	GERMANY
Tin (Sn)	Dowa	JAPAN
Gold (Au)	Dowa	JAPAN
Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold (Au)	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Tin (Sn)	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA
Tin (Sn)	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin (Sn)	Fenix Metals	POLAND
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA
Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten (W)	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Gold (Au)	Geib Refining Corporation	UNITED STATES OF AMERICA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Ribbon Communications Inc. Conflict Minerals Report 2021 12

Metal	Smelter Name	Smelter Country
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY
Gold (Au)	Heimerle + Meule GmbH	GERMANY
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold (Au)	Heraeus Germany GmbH Co. KG	GERMANY
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA
Tungsten (W)	Hubei Green Tungsten Co., Ltd.	CHINA
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Istanbul Gold Refinery	TURKEY
Gold (Au)	Italpreziosi	ITALY
Gold (Au)	Japan Mint	JAPAN
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tungsten (W)	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold (Au)	Kazzinc	KAZAKHSTAN
Tantalum (Ta)	KEMET de Mexico	MEXICO
Tungsten (W)	Kennametal Fallon	UNITED STATES OF AMERICA

Ribbon Communications Inc. Conflict Minerals Report 2021 13

Metal	Smelter Name	Smelter Country
Tungsten (W)	Kennametal Huntsville	UNITED STATES OF AMERICA
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Tungsten (W)	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN
Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Tungsten (W)	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	L'Orfebre S.A.	ANDORRA
Gold (Au)	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold (Au)	LT Metal Ltd.	KOREA, REPUBLIC OF
Tin (Sn)	Luna Smelter, Ltd.	RWANDA
Tin (Sn)	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Gold (Au)	Marsam Metals	BRAZIL
Tungsten (W)	Masan High-Tech Materials	VIETNAM
Gold (Au)	Materion	UNITED STATES OF AMERICA
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN
Gold (Au)	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin (Sn)	Metallo Belgium N.V.	BELGIUM
Tin (Sn)	Metallo Spain S.L.U.	SPAIN
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Tin (Sn)	Mineracao Taboca S.A.	BRAZIL
Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL
Tin (Sn)	Minsur	PERU
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN
Gold (Au)	Mitsubishi Materials Corporation	JAPAN
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA

Ribbon Communications Inc. Conflict Minerals Report 2021 14

Metal	Smelter Name	Smelter Country
Tungsten (W)	Moliren Ltd.	RUSSIAN FEDERATION
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	NH Recytech Company	KOREA, REPUBLIC OF
Tungsten (W)	Niagara Refining LLC	UNITED STATES OF AMERICA
Gold (Au)	Nihon Material Co., Ltd.	JAPAN
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin (Sn)	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tantalum (Ta)	NPM Silmet AS	ESTONIA
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Tin (Sn)	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Gold (Au)	PAMP S.A.	SWITZERLAND
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Gold (Au)	Planta Recuperadora de Metales SpA	CHILE
Tantalum (Ta)	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA
Tin (Sn)	PT Bangka Serumpun	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA
Tin (Sn)	PT Menara Cipta Mulia	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Tin (Sn)	PT Prima Timah Utama	INDONESIA
Tin (Sn)	PT Rajawali Rimba Perkasa	INDONESIA
Tin (Sn)	PT Rajehan Ariq	INDONESIA
Tin (Sn)	PT Refined Bangka Tin	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA
Tin (Sn)	PT Timah Tbk Kundur	INDONESIA
Tin (Sn)	PT Timah Tbk Mentok	INDONESIA

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Metal	Smelter Name	Smelter Country
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Gold (Au)	PX Precinox S.A.	SWITZERLAND
Tantalum (Ta)	QuantumClean	UNITED STATES OF AMERICA
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	REMONDIS PMR B.V.	NETHERLANDS
Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum (Ta)	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Gold (Au)	Royal Canadian Mint	CANADA
Tin (Sn)	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Gold (Au)	SAAMP	FRANCE
Gold (Au)	Safimet S.p.A	ITALY
Gold (Au)	SAFINA A.S.	CZECHIA
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold (Au)	Shandong Gold Smelting Co., Ltd.	CHINA
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	Soft Metais Ltda.	BRAZIL
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold (Au)	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	T.C.A S.p.A	ITALY
Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tantalum (Ta)	TANIOBIS Co., Ltd.	THAILAND
Tantalum (Ta)	TANIOBIS GmbH	GERMANY
Tantalum (Ta)	TANIOBIS Japan Co., Ltd.	JAPAN
Tungsten (W)	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum (Ta)	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum (Ta)	Telex Metals	UNITED STATES OF AMERICA
Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin (Sn)	Thaisarco	THAILAND
Tin (Sn)	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin (Sn)	Tin Technology & Refining	UNITED STATES OF AMERICA

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Metal	Smelter Name	Smelter Country
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold (Au)	Torecom	KOREA, REPUBLIC OF
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Gold (Au)	Umicore Precious Metals Thailand	THAILAND
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold (Au)	Valcambi S.A.	SWITZERLAND
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten (W)	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA
Tantalum (Ta)	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Gold (Au)	Yamakin Co., Ltd.	JAPAN
Tantalum (Ta)	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

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Annex B List of Countries

Countries of origin of the Conflict Minerals in the 2021 Ribbon Products are believed to include:.

Location of Mines: 108 countries			
Afghanistan	Egypt	Luxembourg	Slovakia
Åland Islands	England	Madagascar	Solomon Islands
Albania	Eritrea	Malawi	South Africa
Andorra	Estonia	Malaysia	South Korea
Angola	Ethiopia	Mali	South Sudan
Argentina	Finland	Mauritania	Spain
Armenia	France	Mexico	Sudan
Aruba	Georgia	Mongolia	Suriname
Australia	Germany	Morocco	Sweden
Austria	Ghana	Mozambique	Switzerland
Azerbaijan	Guinea	Myanmar	Taiwan
Belgium	Guyana	Namibia	Tajikistan
Bolivia	Hungary	Netherlands	Tanzania
Brazil	India	New Zealand	Thailand
Bulgaria	Indonesia	Niger	Togo
Burkina Faso	Ireland	Nigeria	Tunisia
Burundi	Israel	Panama	Turkey
Cambodia	Italy	Papua New Guinea	Uganda
Canada	Ivory Coast	Peru	Ukraine
Central African Republic	Japan	Philippines	United Arab Emirates
Chile	Kazakhstan	Poland	United Kingdom
China	Kenya	Portugal	United States of America
Colombia	Kyrgyzstan	Russian Federation	Uzbekistan
Czech Republic	Laos	Rwanda	Vietnam
Democratic Republic of the Congo	Liberia	Saudi Arabia	Yemen
Djibouti	Liechtenstein	Sierra Leone	Zambia
Ecuador	Lithuania	Singapore	Zimbabwe

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